UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 12, 2011, The Mosaic Company announced its plans to redeem the remaining $469 million aggregate principal amount of its 7-5/8% senior notes due December 2016 (the “Notes”) pursuant to the terms of the Indenture dated as of December 1, 2006 relating to the Notes. A copy of the press release announcing the plan to redeem the Notes is attached hereto as Exhibit 99.1.

The Notes are expected to be redeemed on December 1, 2011 at a price of $1,038.13 per $1,000 principal amount. Interest accrued and unpaid to the redemption date of $76.25 per $1,000 in principal amount of the Notes will be paid on December 1, 2011 to the holder of record of the redeemed Notes on the regular record date of November 15, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 12, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 12, 2011, of The Mosaic Company regarding its plans to redeem the remaining $469 million aggregate principal amount of its 7-5/8% senior notes due December 2016 (the “Notes”) pursuant to the terms of the Indenture dated as of December 1, 2006 relating to the Notes